Exhibit 99.1


                  Susan B. Railey
                  For shareholders and securities brokers
                  (301) 468-3120
                  James T. Pastore
                  For news media
                  (202) 546-6451                     FOR IMMEDIATE RELEASE

       CRIIMI MAE Declares Preferred Dividend Payment for 4th Quarter 2003

     ROCKVILLE, MD, November 11, 2003 - CRIIMI MAE Inc. (NYSE:CMM) today announced that the Board of Directors has declared the payment on December 31, 2003 of the dividends for the fourth quarter of 2003 on its Series B, F and G Preferred Stock. Holders of record of Series B, F and G Preferred Stock on December 16, 2003 will receive $0.68 per Series B share, $0.30 per Series F share and $0.375 per Series G share in cash.

     For further information, shareholders and securities brokers should contact CRIIMI MAE Inc at (301) 816-2300, e-mail shareholder@criimimaeinc.com, and news media should contact James Pastore, Pastore Communications Group LLC, at (202) 546-6451, e-mail pastore@ix.netcom.com


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